UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2015

SUFFOLK BANCORP
(Exact name of registrant as specified in its charter)

New York                                                000-13580                                                    11-2708279
(State or other jurisdiction of                  (Commission File Number)               (IRS Employer Identification No.)
                                                                                                     incorporation)

4 West Second Street, Riverhead, New York 11901
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 - Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 4, 2015, Suffolk Bancorp (the "Company") provided written notice to the NASDAQ Stock Market ("NASDAQ") that it expects to voluntarily cease trading of its common stock on NASDAQ effective as of the close of market on December 17, 2015, and intends to transfer its listing to the New York Stock Exchange (the "NYSE"). The Company's common stock has been approved for listing on the NYSE and is expected to begin trading on the NYSE on December 18, 2015 under SCNB, its new ticker symbol.

The press release issued by the Company on December 4, 2015 announcing the foregoing is attached herewith as Exhibit 99.1 and incorporated herein by reference.

Item 5.05 - Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the transfer of the listing of the Company's common stock to the NYSE described in Item 3.01, the Company amended its Code of Business Conduct and Ethics, to be effective December 18, 2015, to comply with the listing rules of the NYSE.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit 99.1 Press release issued by the Company on December 4, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUFFOLK BANCORP

Date: December 4, 2015	By:	/s/ Brian K. Finneran
Brian K. Finneran
Executive Vice President & Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Number	Description

Exhibit 99.1	Press release issued by the Company on December 4, 2015